--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                  July 8, 1997
                                                 -----------------------------


                       AMERICAN PRECISION INDUSTRIES INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                    1-5601                   16-1284388
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission              (IRS Employer-
of incorporation)                 File Number)             Identification No.)




2777 Walden Avenue, Buffalo, New York                                  14225
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)




Registrant's telephone number, including area code               (716) 684-9700
                                                   ----------------------------



                                 Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

                   On July 8, 1997, American Precision Industries Inc. (the
             "Company") acquired 100% of the stock of Portescap, a Swiss manufacturer of motors, from Inter Scan Holding Ltd. ("Inter Scan"), a privately held company. After the closing, the Company transferred all of the shares of Portescap to the Company's wholly-owned subsidiary, API Motion Inc., which in turn contributed these shares to its newly formed, wholly-owned subsidiary, API Portescap Inc. The purchase price paid by the Company consisted of a cash payment to Inter Scan of 5.5 million Swiss francs ($3.8 million), the issuance to Inter Scan of voting, convertible preferred stock of the Company, with an initial liquidation value of approximately $21.2 million, and a $5 million note of the Company, which will automatically be exchanged for voting, convertible preferred stock assuming that the Company's shareholders approve both the authorization and issuance of those shares of preferred stock and additional shares of Common Stock at a special meeting to be held later this year. The preferred stock issued to Inter Scan, including the shares to be issued in exchange for the $5 million note, are convertible into the Company's common stock at an initial conversion price of $17.00 per share (1,538,603 common shares). In addition to the consideration paid to Inter Scan, the Company also purchased from two companies affiliated with Inter Scan debt owed to them by Portescap in the amount of 1.8 million Swiss francs ($1.2 million).

                   Prior to this acquisition, there were no relationships
             between the Company and Inter Scan or any of their respective affiliates. Effective at the closing, Holger Hjelm, a controlling person of Inter Scan, was appointed to the Company's Board of Directors. The cash portion of the purchase price was funded under the Company's line of credit with Marine Midland Bank.

                           Included in this transaction are machinery and
             equipment utilized by Portescap in the manufacture of micro-motors and related components. The Company intends to utilize this machinery for the same purpose.

                   The description of the terms of the transaction set forth
             above is qualified in its entirety by the provisions of the Amended and Restated Stock Purchase Agreement dated July 3, 1997 by and among the Company, API Portescap Inc., Inter Scan, and Portescap, which is filed as an Exhibit to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

                                                                                                  Page in
                                                                                                 Document
                                                                                                 --------
             (a)  Financial Statements of Businesses Acquired                                  F-31 to F-50
                  -------------------------------------------
                   -          Audited consolidated financial statements of
                              Portescap for the years ended 31 December
                              1996 (including US GAAP reconciliation).

             (b)   Pro Forma Financial Information                                                  F-2
                   -          Pro forma Combined Statement of Earnings (Unaudited)               F-3 to F-4
                              Fiscal Year Ended January 3, 1997.

                   -          Pro forma Combined Balance Sheet (Unaudited) as                    F-5 to F-7
                              of April 4, 1997.

                   -          Pro forma Combined Statement of Earnings (Unaudited)                   F-8
                              Quarter Ended April 4, 1997.

             (c)   Exhibits
                   --------

                    (2) Amended and Restated Stock Purchase Agreement dated July 3, 1997 by and among American Precision
                              Industries Inc., API Portescap Inc., Inter Scan
                              Holding Ltd. and Portescap, together with the following Exhibits:

                              Exhibit 1.2(a)(i) -Terms of Convertible Preferred
                              Stock
                              Exhibit 1.2(a)(ii) - Form of Exchangeable
                              Promissory Note
                              Exhibit 5.1(d)(1) - Shareholder Agreement
                              Exhibit 5.1(d)(2) - Registration Agreement

                    (4) Certificate of Designation, Preferences and Rights of Series A Seven Percent (7%) Cumulative
                              Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on July 2, 1997.

                    (23)      Consent of Independent Accountants dated July 18,
                              1997

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     American Precision Industries Inc.
                                     ----------------------------------
                                     (Registrant)




Date: July 21, 1997                  /s/  John M. Murray
                                     ----------------------------------
                                     Vice President - Finance

                       Report of the Independent Auditors
                          to the Board of Directors of

                        PORTESCAP SA, LA CHAUX-DE-FONDS

                       Consolidated Financial Statements
                      for the years ended 31 December 1996
                       (including US GAAP reconciliation)

          REPORT OF THE INDEPENDENT AUDITORS TO THE BOARD OF DIRECTORS

     We have audited the accompanying consolidated balance sheets of Portescap SA (the Company) and subsidiaries as of 31 December 1996 and 1995, and the related consolidated statements of income, cash flows and changes in shareholder's equity for each of the years in the three-year period ended 31 December 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards promulgated by the profession in Switzerland and with International Standards on Auditing issued by the International Federation of Accountants (IFAC), which standards are substantially equivalent to auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiaries as of 31 December 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended 31 December 1996, in conformity with International Accounting Standards.

     International Accounting Standards vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for the years ended 31 December 1996 and 1995, and shareholder's equity as of 31 December 1996 and 1995, to the extent summarized in the section entitled "Summary of Differences Between International Accounting Standards and United States Generally Accepted Accounting Principles" to the consolidated financial statements.

KPMG Fides Peat

E. Ittensohn     B. DeBlanc

Aarau, 3 June 1997

                           CONSOLIDATED BALANCE SHEET

                                                                               DECEMBER 31,
                                                                             -----------------
                                                                              1996       1995
                                                                              TCHF       TCHF
                                                                             ------     ------
ASSETS
CURRENT ASSETS
Cash at banks and on hand..................................................   3,251      1,540
Debtors....................................................................  15,411     17,519
Inventories................................................................  32,464     30,376
                                                                             ------     ------
                                                                             51,126     49,435
                                                                             ======     ======
FIXED ASSETS
Intangible fixed assets....................................................     246        280
Financial assets...........................................................     792        821
Tangible fixed assets......................................................  16,372     17,049
                                                                             ------     ------
                                                                             17,410     18,150
                                                                             ------     ------
                                                                             68,536     67,585
                                                                             ======     ======
LIABILITIES
Creditors falling due within one year......................................  25,226     27,829
Creditors falling due after more than one year.............................  14,964     16,695
Pension and other liabilities..............................................     222        206
Share capital and reserves.................................................  28,124     22,855
                                                                             ------     ------
                                                                             68,536     67,585
                                                                             ======     ======
Commitments and contingent liabilities.....................................      --         --

                         CONSOLIDATED INCOME STATEMENT

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1996         1995         1994
                                                               TCHF         TCHF         TCHF
                                                             --------     --------     --------
NET SALES..................................................    92,197       85,358       78,638
Cost of sales..............................................   (60,673)     (54,323)     (52,212)
                                                             --------     --------     --------
GROSS PROFIT...............................................    31,524       31,035       26,426
                                                             ========     ========     ========
Research and development...................................    (2,340)      (2,018)      (2,211)
General and administration.................................    (9,990)     (11,703)     (12,064)
Marketing and sales........................................   (12,287)     (11,219)     (11,671)
Other operating income.....................................       647          439          363
                                                             --------     --------     --------
OPERATING PROFIT...........................................     7,554        6,534          843
Financial income/(charges).................................    (2,039)      (2,080)      (2,224)
Exchange gains and losses, net.............................       (14)          75           12
Taxes......................................................    (1,791)      (1,494)      (1,461)
                                                             --------     --------     --------
NET INCOME.................................................     3,710        3,035       (2,830)
                                                             ========     ========     ========

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                     YEAR ENDED DECEMBER 31,
                                                                   ----------------------------
                                                                    1996       1995       1994
                                                                    TCHF       TCHF       TCHF
                                                                   ------     ------     ------
OPERATING ACTIVITIES
Consolidated net income (loss)...................................   3,710      3,035     (2,830)
Depreciation and other amounts written off -- tangible fixed
  assets.........................................................   4,282      2,325      2,911
Depreciation and other amounts written off -- intangible fixed
  assets.........................................................      34         35         35
Other items......................................................      84        (64)        40
Changes in working capital:
Inventories......................................................  (1,379)    (4,472)     5,056
Debtors..........................................................   3,247     (2,220)    (3,429)
Short term creditors.............................................  (3,451)     3,731       (573)
Change in provisions.............................................       8          1         15
                                                                   ------     ------     ------
Total cash provided from operations..............................   6,535      2,371      1,225
                                                                   ------     ------     ------
INVESTING ACTIVITIES
Purchases of fixed assets........................................  (3,101)    (1,690)    (2,326)
Purchases of financial assets....................................      --       (131)        (1)
Proceeds from sales of fixed assets..............................      54        106        140
Proceeds from sales of financial assets..........................      47        187        186
                                                                   ------     ------     ------
Net effect of investing activities...............................  (3,000)    (1,528)    (2,001)
                                                                   ------     ------     ------
FINANCING ACTIVITIES
Principal repayments on long-term loans..........................  (2,192)    (1,507)      (229)
Increases in long-term loans.....................................     237        250      1,123
                                                                   ------     ------     ------
Net effect of financing activities...............................  (1,955)    (1,257)       894
                                                                   ------     ------     ------
CHANGES IN CASH AT BANKS AND ON HAND.............................   1,580       (414)       118
Translation differences on cash at banks and on hand.............     131       (207)      (123)
                                                                   ------     ------     ------
TOTAL CHANGES IN CASH AT BANKS AND ON HAND.......................   1,711       (621)        (5)
                                                                   ======     ======     ======

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                                                                                   CUMULATIVE
                                            SHARE      RETAINED     RESTRICTED     TRANSLATION
                                           CAPITAL     EARNINGS      RESERVES      ADJUSTMENTS     TOTAL
                                            TCHF         TCHF          TCHF           TCHF          TCHF
                                           -------     --------     ----------     -----------     ------
Balance at 1 January 1994................   11,200      12,464         1,081             137       24,882
Net income -- 1994.......................       --      (2,830)           --              --       (2,830)
Translation differences..................       --          --            --            (745)        (745)
Transfers................................       --         (48)           48              --           --
                                            ------      ------         -----          ------       ------

Balance at 31 December 1994..............   11,200       9,586         1,129            (608)      21,307
Net income -- 1995.......................       --       3,035            --              --        3,035
Translation difference...................       --          --            --          (1,487)      (1,487)
Transfers................................       --         (19)           19              --           --
                                            ------      ------         -----          ------       ------

Balance at 31 December 1995..............   11,200      12,602         1,148          (2,095)      22,855
Net income -- 1996.......................       --       3,710                                      3,710
Translation difference...................       --          --            --           1,559        1,559
Transfers................................       --         (19)           19                           --
                                            ------      ------         -----          ------       ------

Balance at 31 December 1996..............   11,200      16,293         1,167            (536)      28,124
                                            ======      ======         =====          ======       ======

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

  Business

     The Group is controlled by Portescap SA, La Chaux-de-Fonds, a company formed under the Swiss Code of Obligations (CO). Portescap SA, in turn, is a subsidiary of Interscan Holding Ltd., a privately held company formed under the Swiss Code of Obligations.

     The Group is active in manufacturing and selling of micro-motors and related components for use in the automation, medical, telecommunications, aviation, computer periferals and instrumentation industries.

  Consolidation policy

     The Consolidated Balance Sheet, the Consolidated Income Statement, the Consolidated Statement of Cash Flows, the Consolidated Statement of Changes in Shareholder's Equity and the related notes constitute the consolidated financial statements of the Group. The consolidated financial statements have been drawn up in accordance with International Accounting Standards (IAS).

     The financial data of the group companies in which the voting rights exceeds 50% (subsidiaries) are included in the consolidated financial statements in full. All intercompany balances and transactions, including intercompany profits on inventory, have been eliminated. There were no minority interests for the years presented in the consolidated financial statements.

     All amounts contained within these consolidated financial statements are stated in thousands of Swiss francs (TCHF) unless otherwise indicated.

  Foreign currencies

     For the purpose of consolidation, assets, provisions and liabilities of companies whose financial data are denominated in foreign currencies are translated at the rates of exchange existing at the balance sheet date; income and expenses are translated at average rates that approximate the exchange rate at the date of the transaction.

     Transactions (income and expenditure) in foreign currencies are accounted for at the current rates of exchange applicable upon occurrence.

     Unless otherwise stated, exchange differences are credited or charged to income.

     Exchange differences relating to the equity value and intercompany long-term loans of subsidiaries and associated companies, that are in effect an extension of the parents' net investment, are credited or debited directly to reserves. Exchange differences relating to trading intercompany balances are included in net income.

     Exchange gains and losses relating to the purchase or sale of goods are charged to cost of sales or sales revenues on the basis that these are directly related to those transactions.

  General valuation policy

     Unless otherwise indicated, assets and liabilities are stated at their nominal values based on historical costs.

     Assets, provisions and liabilities denominated in foreign currencies are translated at the rates of exchange existing at the balance sheet date.

  Taxation

     In computing the tax liability, account is taken of taxes due as well as of future tax liabilities resulting from profits consolidated through 31 December 1996.

     Deferred tax liabilities arising from temporary differences between the capital and reserves computed in accordance with the accounting principles and the equity computed in accordance with tax regulations are calculated based on current tax rates. Deferred tax liabilities, however, are accrued only if they are estimated to become payable in the foreseeable future.

     When such differences are of a permanent nature, no provision is made for deferred taxes. In this case it is assumed that the amounts in question will never have to be paid, due to the continuity of the enterprise or for other reasons.

     Relief for the tax carry-back facilities is taken into account in the year in which the loss is incurred. Relief arising from the tax carry-forward facility is taken into account as soon as there is a tax profit against which the tax loss in question may be offset.

     No provisions are made for withholding and other non-recoverable taxes which would arise for transfers of profit from the subsidiaries to the parent company on the basis that there is no intention to transfer profits in the next years.

ASSETS

  Debtors

     Current assets include debtors which by their nature usually fall due within one year and loans with a contractual term of one year or less. Debtors are stated net of provision for bad debts.

  Inventories

     Stocks of raw materials, consumables, semi-finished and finished products and trade items are stated at the lower of purchase price/manufacturing cost (determined using the "first-in first-out" inventory pricing method) or market and net realizable values respectively.

     Adjustments are directly debited to the value of inventories.

     Manufacturing cost embody all costs including manufacturing overhead, but excluding research and development, administrative, selling and financial expenses. In the valuation of inventories, due account is taken of obsolete goods.

  Tangible fixed assets

     Land is stated at cost and other tangible fixed assets at cost less accumulated depreciation.

     The Company capitalizes interest incurred on funds used to construct tangible fixed assets. Interest capitalized during 1994, 1995 and 1996 was immaterial.

     Depreciation is generally computed using the straight-line method on the basis of the anticipated economic lives of the assets. For machinery and equipment this is generally 3 to 10 years and for offices and industrial buildings 25 to 50 years.

  Intangible fixed assets

     Patents and trade marks are not capitalized as they result mainly from internal research and development. In 1993, internal engineering expenses relating to the industrialisation of a new product line have been capitalised and are being depreciated, straight-line, over 10 years.

LIABILITIES AND PROVISIONS

  Creditors

     Liabilities and accrued expenses due within one year are classified as short term.

  Pension costs and retirement plans

     Most of the subsidiaries operate their own pension schemes, mainly legally independent from the Group. Generally, they are funded by employees' and employer's contributions.

     The Group adopted the revised IAS 19 for pension plans as of 1 January 1995 and performed actuarial valuations as of this date. The cumulative effect of the change in accounting principle is disclosed in the notes as a transitional amount and will be recognised into income over a period not exceeding the expected remaining working lives of the participating employees.

  Provisions

     Appropriate provisions are established for warranties based upon estimates of warranty claims on goods sold through year end.

PROFITS AND LOSSES

  Net sales

     Net sales correspond to the invoiced amounts for goods delivered and services rendered to third parties, excluding sales taxes and other similar charges.

  Cost of sales

     Cost of sales correspond to manufacturing cost of the products included in the net sales.

RESEARCH AND DEVELOPMENT ACTIVITIES

     Research and development expenses are expensed when incurred. These include salaries, wages and other related personnel expenses, the cost of materials and services consumed, the depreciation of equipment and facilities to the extent they are used for these activities and the overhead and other expenses related to research and development activities.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CASH AT BANKS AND ON HAND

     Cash at banks and on hand comprises cash and bank account balances. Of the total of TCHF 3,251, TCHF 832 were denominated in Swiss francs (1995: TCHF 404).

DEBTORS

     Debtors at 31 December 1996 and 1995 consisted of the following:

                                                                          1996       1995
                                                                          TCHF       TCHF
                                                                         ------     ------
    Trade receivables..................................................  12,766     13,665
    Other receivables..................................................   1,612      1,588
    Prepaid expenses...................................................   1,033      2,266
                                                                         ------     ------
                                                                         15,411     17,519
                                                                         ======     ======

     Trade receivables include TCHF 5,632 pledged by Portescap SA, La Chaux-de-Fonds, under a syndicated loan agreement with Swiss banks.

INVENTORIES

     Inventories at 31 December 1996 and 1995 consisted of the following:

                                                                          1996       1995
                                                                          TCHF       TCHF
                                                                         ------     ------
    At parent, manufacturing...........................................  25,845     24,718
    At Portescap (UK) Ltd, Ringwood, manufacturing.....................   2,446      1,513
    At other subsidiaries, selling.....................................   4,173      4,145
                                                                         ------     ------
                                                                         32,464     30,376
                                                                         ======     ======

     The aforementioned (note 4.2) syndicated loan agreement includes pledges of a nonidentified amount of work-in-progress owned by Portescap SA, La Chaux-de-Fonds.

INTANGIBLE FIXED ASSETS

     This item represents the remaining unamortized book value of capitalised internal engineering expenses relating to the industrialisation of a new product line. Related investments in tangible fixed assets are included under "industrial equipment". The amount originally capitalized as well as accumulated depreciation as of 31 December 1996 and 1995 are as follows:

                                                                           1996     1995
                                                                           TCHF     TCHF
                                                                           ----     ----
    Amount capitalised...................................................   350     350
    Accumulated amortization.............................................  (104)    (70)
                                                                           ----     ---
    Net book value.......................................................   246     280
                                                                           ====     ===

FINANCIAL ASSETS

     Movements in financial assets were as follows during 1996:

                                                                  OTHER        OTHER
                                                               INVESTMENTS     LOANS    TOTAL
                                                                  TCHF         TCHF     TCHF
                                                               -----------     ----     ----
    Book value at 1 January 1996.............................       48         773      821
    Movements in 1996:
    Decrease of long term loans..............................       --         (46)     (46)
    Effect of changes in rates of exchange...................       --          17       17
                                                                    --         ---      ---
    Book value at 31 December 1996...........................       48         744      792
                                                                    ==         ===      ===

TANGIBLE FIXED ASSETS

     The movements in fixed assets from 1 January 1995 through 31 December 1996 are as follows:

                                                                       OFFICE
                                           LAND                       EQUIPMENT,
                                            AND        INDUSTRIAL     COMPUTERS,    ASSETS UNDER
                                         BUILDINGS     EQUIPMENT      FURNITURE     CONSTRUCTION     TOTAL
                                           TCHF           TCHF          TCHF            TCHF          TCHF
                                         ---------     ----------     ---------     ------------     ------
1995 ROLLFORWARD
Historical cost at 1 January 1995......    11,812        30,912         5,525             485        48,734
  Purchases............................        16           385           399             373         1,173
  Self constructed assets..............        --           517            --              --           517
  Acquisition value of items sold......      (148)         (132)         (445)             --          (725)
     Translation effect................      (334)       (1,256)         (203)             --        (1,793)
                                           ------        ------         -----           -----        ------
Historical cost at 31 December 1995....    11,346        30,426         5,276             858        47,906
                                           ------        ------         -----           -----        ------
ACCUMULATED DEPRECIATION
Accumulated depreciation at 1 January
  1995.................................     4,369        21,706         4,514              --        30,589
  Ordinary depreciation current year...       198         1,621           506              --         2,325
  Accumulated depreciation of items
    sold...............................       (64)         (119)         (436)             --          (619)
     Translation effect................       (84)       (1,191)         (163)             --        (1,438)
                                           ------        ------         -----           -----        ------
Accumulated depreciation at 31 December
  95...................................     4,419        22,017         4,421              --        30,857
                                           ------        ------         -----           -----        ------
Net Book Value at 31 December 1995.....     6,927         8,409           855             858        17,049
                                           ======        ======         =====           =====        ======
1996 ROLLFORWARD
Historical cost at 1 January 1996......    11,346        30,426         5,276             858        47,906
  Purchases............................        --         1,677           507             160         2,344
  Self constructed assets..............        --           755            --              --           755
  Acquisition value of items sold......        --          (112)         (606)             --          (718)
     Translation effect................       411           340           363              --         1,114
                                           ------        ------         -----           -----        ------
Historical cost at 31 December 1996....    11,757        33,086         5,540           1,018        51,401
                                           ------        ------         -----           -----        ------
ACCUMULATED DEPRECIATION
Accumulated depreciation at 1 January
  1996.................................     4,419        22,017         4,421              --        30,857
  Ordinary depreciation current year...       202          3389           466             225         4,282
  Accumulated depreciation of items
    sold...............................        --          (111)         (554)             --          (665)
     Translation effect................        20           233           302              --           555
                                           ------        ------         -----           -----        ------
Accumulated depreciation at 31 December
  96...................................     4,641        25,528         4,635             225        35,029
                                           ------        ------         -----           -----        ------
Net Book Value at 31 December 1996.....     7,116         7,558           905             793        16,372
                                           ======        ======         =====           =====        ======

CREDITORS FALLING DUE WITHIN ONE YEAR

     Creditors falling due within one year were as follows as of 31 December 1996 and 1995:

                                                                          1996       1995
                                                                          TCHF       TCHF
                                                                         ------     ------
    Bank loans and overdrafts..........................................  12,614     12,794
    Advances from customers............................................      94        203
    Trade creditors....................................................   4,747      7,327
    Tax liabilities....................................................   1,753      1,123
    Other creditors....................................................   3,617      2,955
    Accrued expenses...................................................   2,401      3,427
                                                                         ------     ------
                                                                         25,226     27,829
                                                                         ======     ======

     Included in bank loans and overdrafts is an amount of TCHF 750 from a related party in 1996 and 1995.

     Bank loans and overdrafts bear interest at rates ranging from 5.75% to 10.0%.

CREDITORS FALLING DUE AFTER MORE THAN ONE YEAR

     Creditors falling due after more than one year were as follows as of 31 December 1996 and 1995:

                                                                          1996       1995
                                                                          TCHF       TCHF
                                                                         ------     ------
    Loans from credit institutions
      Mortgage loans...................................................  11,439     11,959
      Other long-term loans............................................   2,175      3,548
    Others.............................................................   1,350      1,188
                                                                         ------     ------
                                                                         14,964     16,695
                                                                         ======     ======

     The principal amounts owed to credit institutions are denominated in Swiss Francs. Included within other long-term loans is TCHF 1,000 from related parties.

     Land and buildings have been pledged as security for long-term mortgage loans which are charged interest at amounts ranging from 5.25% to 6.75%. A breakdown of the book value of mortgage loans by subsidiary follows:

                                                                               1996       1995
                    COMPANY NAME                          MATURITY             TCHF       TCHF
    --------------------------------------------  ------------------------    ------     ------
    Portescap SA, Switzerland...................  unlimited, callable 3-6     10,349     10,967
    Portescap (UK) Ltd..........................  months through 2008            938        835
    Portescap Deutschland GmbH..................  through 1999                   152        157
                                                                              ------     ------
                                                                              11,439     11,959
                                                                              ======     ======

     The other long-term loans are charged interest ranging from 2.0% to 8.0% per annum and have maturity dates through 2008.

PENSION AND OTHER LIABILITIES

     Pension and other liabilities were as follows during 1996 and 1995:

                                                                           1996     1995
                                                                           TCHF     TCHF
                                                                           ----     ----
    Pension liabilities..................................................  222      194
    Other................................................................   --       12
                                                                           ---      ---
                                                                           222      206
                                                                           ===      ===

     The Group sponsors pension plans according to the national regulations of the countries in which it operates. Certain plans provide defined benefits on retirement. For these plans, the benefits are primarily based on years of service and the employee's compensation for certain periods during the last years of employment.

     As of 1 January 1995 the Group has adopted the revised IAS 19 on Retirement Benefits Costs. As of this date, actuarial valuations were performed for all defined benefits plans using the "Projected unit credit" Method. The cumulative effect of this change in accounting policy resulted in a net excess of projected benefits obligations over plan assets. This transitional amount of TCHF 2,032 has not been recorded as a liability in the Group's accounts but will be recognized over a period not exceeding the expected remaining working lives of the participating employees (estimated at 14 years).

     Within the Group, the Swiss pension plan is the most significant defined benefit plan. This plan is an independent legal fund which is controlled by the Board of Plan Trustees.

     This Board is, in turn, represented by 50% employee representatives and 50% employer representatives (i.e. parity). Only this Board has the capacity to institute changes to the plan.

     A policy has been established whereby actuarial valuations will be performed on a three-year basis and rollforwards will be conducted as at 31 December each year during the intervening period.

     The assumptions used in the actuarial valuations are according to the underlying national economic conditions of the respective countries as follows:

    - Discount rate...........................................................        4.5%
    - Expected long-term rates of return on plan assets.......................        5.0%
    - Annual cost-of-living increases in pensions.............................        1.5%
    - Rates of increases in compensation levels...............................    2.5-3.5%

     Pension costs are funded on an ongoing basis within national regulatory limitations. By the end of 1995 the Swiss plan, which is the only material defined benefit plan within the Group, had a positive funding status (i.e. Fair Value of Plan Assets in excess of the Projected Benefit Obligation). The funded status of the major defined benefit plans was as follows as of 31 December 1996 and 1995:

                                                                            1996        1995
                                                                            TCHF        TCHF
                                                                           -------     -------
Projected benefits obligation............................................  (64,936)    (62,953)
Plan assets at fair value................................................   70,330      63,390
                                                                           -------     -------
Plan assets in excess of projected benefit obligation....................    5,394         437
Unrecognized net gain from past experience different from that assumed...   (6,563)     (2,086)
Unrecognized net obligation at 1 January 1995 being recognized over 14
  years..................................................................    1,742       1,887
                                                                           -------     -------
Prepaid pension cost.....................................................      573         237
                                                                           =======     =======

     For the years 1996 and 1995, the actual company contributions exceeded the net periodic pension costs after deducting employee contributions. These excess amounts totalling TCHF 573 and TCHF 237, respectively have been established as prepaid assets and then fully provided for in the same balance sheet position. These amounts are provided for since any such excess funds are only allowed by law to be used for the benefits of the plan participants.

     Net periodic pension cost and company pension expense for the Group's significant defined benefit plans consists of the following for the years ended 31 December 1996 and 1995. No comparative figures are available for 1994 as IAS 19 was adopted as of 1 January 1995:

                                                                          1996       1995
                                                                          TCHF       TCHF
                                                                         ------     ------
    Service costs......................................................   2,923      2,776
    Interest cost on PBO...............................................   2,750      2,653
    Actual return on plan assets.......................................  (3,077)    (2,846)
    Net amortization and deferral......................................     145        145
                                                                         ------     ------
    Net periodic pension cost..........................................   2,741      2,728
                                                                         ======     ======

     In Switzerland, the pension plan calls for both the employees and the employer to make contributions to the pension plan. In order to arrive at the pension expense recorded in the income statement, it is necessary to deduct these employee contributions which amounted to TCHF 1,230 and TCHF 1,186 for the years 1996 and 1995, respectively.

     Total costs recognized in conjunction with plans classified as defined contributions plans amounted to TCHF 229 and TCHF 218 during 1996 and 1995, respectively.

SHARE CAPITAL AND RESERVES

     The outstanding share capital as of 31 December 1996 and 1995 amounted to:

                                                                          1996       1995
                                                                          TCHF       TCHF
                                                                         ------     ------
    The share capital is structured as follows:
      11,000 shares with a nominal value of CHF 500....................   5,500      5,500
      57,000 shares with a nominal value of CHF 100....................   5,700      5,700
                                                                         ------     ------
    Nominal value of share capital.....................................  11,200     11,200
                                                                         ======     ======

     The voting right is based on the number of shares.

     The consolidated statement of changes in shareholder's equity reflects the movements in the other components of shareholder's equity.

CONTINGENT LIABILITIES

     Several years ago, an investigation was started in the United States by the Environmental Protection Agency (EPA) relating to the alleged release of contaminating substances by Transicoil, a former subsidiary of Portescap. Transicoil is now owned by Eagle Picher, which is in bankruptcy. An investigation of the site, performed by independent consultants at the request of the EPA, revealed the presence of contamination.

     Portescap U.S. Inc. has been designated by the EPA as a potentially responsible party (PRP) at this site. Applicable federal law in the United States imposes joint and several liability on each PRP for the cleanup of this site leaving the Company with the uncertainty that it may be responsible for the remediation cost attributable to other PRPs who are unable to pay their share of the remediation costs. The Company is participating with other PRPs at all such sites, and anticipates that its share of the cleanup costs as determined pursuant to remedial agreements entered into in the normal course of negotiations with the EPA or other governmental authorities will be minimal.

     The Group estimates its absolute maximum share of the total cost of remediation of the site at USD 250,000, however, that the chances of paying this amount are extremely remote. For this reason, no accrual has been established in these consolidated financial statements. Management of Portescap has not provided for the potential claim in the financials for the years ended 31 December 1996 and 1995 because the likelihood of an unfavorable outcome was not then known.

     In addition, no accrual has been made under the joint and several liability concept since the Company believes that the probability that it will have to pay material costs above its share is remote due to the fact that the other PRPs have substantial assets available to satisfy their potential obligation.

     In addition, the Group assumes contingent liabilities emanating from the ordinary conduct of its business, such as liabilities from the discount of bills, liabilities from product warranty as well as liabilities resulting from rental and lease agreements.

AMOUNTS COMMITTED FOR FUTURE EXPENDITURE

     The Group's total commitment under non-cancellable operating leases are as follows as of 31 December 1996 and 1995:

                                                                           1996     1995
                                                                           TCHF     TCHF
                                                                           ----     ----
    Operating leases which expire:
      Within one year....................................................  354      431
      Within two to five years...........................................  340      461
      In more than five years............................................    8        8
                                                                           ---      ---
                                                                           702      900
                                                                           ===      ===

NET SALES

     Net sales consist principally of products manufactured by Portescap. The geographical break down of net sales is as follows for the years ended 31 December 1996, 1995 and 1994:

                                                                1996       1995       1994
                                                                TCHF       TCHF       TCHF
                                                               ------     ------     ------
    Switzerland..............................................  11,530     10,974      9,368
    Germany..................................................  20,098     20,324     18,350
    France...................................................   8,184      8,112      7,807
    United Kingdom...........................................  13,080     10,955     10,713
    Sweden...................................................   1,935      1,832      1,617
    Other EU countries.......................................  11,084      8,996      6,713
    Other non EU european countries..........................     852      1,036      2,481
    United States of America, Canada, Mexico.................  17,798     14,926     15,053
    Other America............................................       7         40        116
    Japan....................................................   6,035      6,692      5,641
    Other countries..........................................   1,594      1,471        779
                                                               ------     ------     ------
                                                               92,197     85,358     78,638
                                                               ======     ======     ======

OTHER OPERATING INCOME

     Other operating income is derived essentially from shipping and insurance invoiced to customers.

FINANCIAL INCOME AND CHARGES

     Financial income and charges amounted to the following for the years ended 31 December 1996, 1995 and 1994:

                                                                1996       1995       1994
                                                                TCHF       TCHF       TCHF
                                                               ------     ------     ------
    Financial income.........................................      55        104         67
    Discounts obtained.......................................      21         26          9
    Interest charges.........................................  (1,746)    (1,794)    (1,966)
    Discounts granted to customers...........................    (354)      (342)      (319)
    Other financial charges..................................     (15)       (74)       (15)
                                                               ------     ------     ------
                                                               (2,039)    (2,080)    (2,224)
                                                               ======     ======     ======

EXCHANGE GAINS AND LOSSES

     Exchange gains and losses included in income for the years ended 31 December 1996, 1995 and 1994 were as follows:

                                                                  1996     1995     1994
                                                                  TCHF     TCHF     TCHF
                                                                  ----     ----     ----
    Exchange gains..............................................   27       77       32
    Exchange losses.............................................  (41)      (2)     (20)
                                                                            --
                                                                  ---               ---
                                                                  (14)      75       12
                                                                  ===       ==      ===

TAXES

     The detail of income tax expense is as follows for the years ended 31 December 1996, 1995 and 1994:

                                                                  1996      1995      1994
                                                                  TCHF      TCHF      TCHF
                                                                  -----     -----     -----
    Capital taxes...............................................    181       119       140
    Taxes on current profits....................................  1,541     1,357     1,225
    Non-recoverable withholding taxes and other.................     69        18        96
                                                                  -----     -----     -----
                                                                  1,791     1,494     1,461
                                                                  =====     =====     =====

     Accumulated tax loss carry-forwards from own and acquired units have developed as follows:

                                                                     TAX LOSS         ESTIMATED
                                                                  CARRY-FORWARDS     TAX SAVINGS
                                                                       TCHF             TCHF
                                                                  --------------     -----------
    31 December 1994............................................       9,236             2,492
    used in 1995................................................      (3,801)           (1,057)
                                                                     -------          --------
    31 December 1995............................................       5,435             1,435
    used in 1996................................................      (2,023)             (475)
                                                                     -------          --------
    31 December 1996............................................       3,412               960
                                                                     =======          ========

     These tax losses have not been recognized as a debit to deferred tax as their recovery is not assured beyond a reasonable doubt. These loss carry-forwards are expiring through 2001.

     The overall anticipated income tax rate for the Portescap Group is 34%. The effective income tax rate for 1996 and 1995 amounted to 28% and 30%, respectively. The main reason for the difference between the anticipated rate and the effective rates has to do with the ability of the Group to utilize tax loss carryforwards during 1996 and 1995 as well as the inclusion of certain items of revenue and expense in the accounting income that do not coincide with the period in which they are included in taxable income. The income tax expense in 1994 relates mainly to taxable income realised in the foreign subsidiaries.

LIST OF SUBSIDIARIES OF PORTESCAP SA, LA CHAUX-DE-FONDS, AT 31 DECEMBER 1996

Name of subsidiary           Location                          % held
Portescap International SA   La Chaux-de-Fonds, Switzerland       100
Portescap (UK) Ltd.          Ringwood, UK                         100
G.J. Harris Ltd. (dormant)   Ringwood, UK                         100
Portescap U.S. Inc.          Hauppauge, USA                       100
Portescap Deutschland GmbH   Pforzheim, Germany                   100
Portescap France S.A.        Creteil, France                      100
Portescap Japan Ltd.         Tokyo, Japan                         100
Portescap Scandinavia AB     Stockholm, Sweden                    100
Portescap Polska Sp.zo.o.    Warszawa, Poland                     100

  SUMMARY OF DIFFERENCES BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND UNITED
                STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

DESCRIPTION OF DIFFERENCES

     A description of the accounting principles that differ in certain significant respects from United States generally accepted accounting principles ("US GAAP") follows:

  Taxation

     The Group identifies and considers all temporary differences between the financial and tax bases of assets and liabilities in its calculations of deferred taxes. However, under the present IAS 12, deferred tax assets and liabilities are only established for those differences which are expected to reverse in the foreseeable future (typically defined as three years). Deferred tax assets are established for deductible temporary differences or on tax loss carryforwards for which there is a reasonable expectation of realization. US GAAP requires deferred tax assets and liabilities be established on a comprehensive basis on substantially all such temporary differences based upon tax rates expected to be in effect when the temporary differences reverse. A valuation allowance is established for any deferred tax asset for which realization is not likely.

  Goodwill

     The purchase of the Group in 1990 by an outside investor resulted in an excess of cost over the net assets of the Group on the acquisition date. Under IAS 22, such excess is not required to be reported on the financial statements of the acquired entity, and until 1995, would be written off directly by the parent company to equity. Reporting guidelines of the Securities and Exchange Commission require that on stand-alone financial statements of an acquired entity such excess be capitalized and presented as excess fair market value of assets acquired and the remainder as goodwill and that both be appropriately depreciated and amortized, respectively. The goodwill is amortized using the straight-line method over a period of 20 years and the necessity for write-downs due to a permanent impairment in value is also considered. The excess fair market value is depreciated on a straight-line basis over 40 years in line with the Group's depreciation policy.

  Intangible Assets

     In 1993, the Group capitalized certain manufacturing development costs associated with the commercialization of a new product line. Under US GAAP, these costs would qualify as research and development costs for which capitalization is not permitted. Accordingly, the applicable end of year balance and related amortization are reversed.

  Retirement Benefit Plans

     As mentioned in note 9 to these financial statements, the Company adopted IAS 19 in accounting for its retirement benefit plans beginning 1 January 1995. In addition, the project unit credit method required by FAS 87 was also used in calculating the pension liability. The transition amount as of the adoption date is

  SUMMARY OF DIFFERENCES BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND UNITED
          STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES -- CONTINUED

being amortized over the expected future service periods of the employees from 1 January 1995. US GAAP would have required that FAS 87 be adopted as of 1 January 1989. An adjustment is, therefore, required to reflect the amortization of the transition liability as if FAS 87 had been applied from 1 January 1989.

  Numerical reconciliation

     Application of US GAAP would have the following effect on shareholder's equity and net income as of and for the years ended 31 December 1996 and 1995:

  Effect on net income

                                                                           1996      1995
                                                                           TCHF      TCHF
                                                                           -----     -----
    Net income under IAS as reported.....................................  3,710     3,035
    Increase (decrease) for:
    Deferred taxes.......................................................   (835)     (920)
    Purchase accounting -- pushdown Goodwill.............................   (758)     (759)
      Excess of fair market value of fixed assets........................   (521)     (521)
    Capitalization of intangible assets..................................     34        35
    Retirement Benefit Plans.............................................    336       238
    Tax effect of U.S. GAAP adjustments..................................     45        74
                                                                           -----     -----
    Net income in accordance with U.S. GAAP..............................  2,011     1,182
                                                                           =====     =====

  Effect on shareholder's equity

                                                                          1996       1995
                                                                          TCHF       TCHF
                                                                         ------     ------
    Shareholder's equity as reported in IAS accounts...................  28,124     22,855
    Increase (decrease) for:
    Deferred taxes.....................................................   1,331      2,166
    Purchase accounting -- pushdown Goodwill...........................  10,622     11,380
      Excess of fair market value of fixed assets......................   8,827      9,348
    Capitalization of intangible assets................................    (246)      (280)
    Retirement Benefit Plans...........................................    (296)      (632)
    Tax effect of U.S. GAAP adjustments................................  (2,486)    (2,531)
                                                                         ------     ------
                                                                         45,876     42,306
                                                                         ======     ======

                         PRO FORMA FINANCIAL STATEMENTS

     On July 8, 1997, American Precision Industries Inc. ("API" or the "Company") completed its acquisition of Portescap, a manufacturer of motors and other precision motion control products, from Inter Scan Holding Ltd. ("Inter Scan"), a Swiss holding company. The purchase price paid by API consisted of a cash payment to Inter Scan of 5.5 million Swiss francs ($3.8 million), the issuance to Inter Scan of preferred stock of API, with an initial liquidation value of approximately $21.2 million, and a $5 million note of API, which will automatically be exchanged for API preferred stock following API shareholders' approval of those shares of preferred stock at a special meeting which must be held prior to May 1, 1998. The preferred stock issued to Inter Scan, including the shares to be issued in exchange for the $5 million note, are convertible into API common stock at $17.00 per share (1,538,602 shares). In addition to the consideration paid to Inter Scan, API also purchased from two companies affiliated with Inter Scan debt owed to them by Portescap in the amount of 1.8 million Swiss francs ($1.2 million).

     The following unaudited pro forma financial statements give effect to the acquisition by API of all of the shares of Portescap held by Inter Scan in a transaction accounted for as a purchase. The unaudited pro forma combined balance sheet is based upon the individual balance sheets of API as of April 4, 1997 and Portescap as of March 31, 1997 and has been prepared to reflect the acquisition of Portescap as of April 4, 1997. The unaudited pro forma combined statements of earnings are based upon the individual statements of income of API and Portescap and combine the results of operations of API and Portescap for the periods ended April 4, 1997 and January 3, 1997 as if the acquisition had occurred at the beginning of those periods, respectively.

     The Company has made a preliminary determination and allocation of the purchase price. Such amounts will be finalized upon additional analysis and asset valuation determinations to be made by the Company with assistance from an outside appraisal firm. The final changes will be recorded in fiscal 1997, and are not expected to have a material impact on the pro forma combined balance sheet or pro forma combined statements of earnings presented herein.

     The financial statements of Portescap have been converted from Swiss francs
(CHF) to U.S. dollars using the average exchange rate for the relevant period for the Pro Forma Combined Statements of Earnings and the exchange rate on April 4, 1997 for the Pro Forma Combined Balance Sheet.

     The pro forma amounts do not purport to be indicative of the results that actually would have been obtained had the transaction identified above actually taken place at the beginning of each of the periods, nor are they intended to be a projection of future results.

     Portescap's customer orders began to decline in early 1996, and backlog diminished throughout 1996, resulting in a 12% reduction in sales in the first quarter of 1997 as compared to the first quarter of 1996. Further, some of the products shipped from the inventory of Portescap's foreign subsidiaries were not replenished, lowering inventory levels in the subsidiaries over the quarter by 9%. As a result, the level of production in Switzerland was reduced without a commensurate reduction in manufacturing costs and overhead. The decline in orders and sales and the reduced production level were the primary causes of the net loss incurred by Portescap in the first quarter of 1997.

     This adverse trend in orders and backlog was reversed in January 1997, and backlog has improved in each of the months of February through June 1997.

     API assumed responsibility for the day-to-day management of Portescap's operations on April 11, 1997. During the second quarter, a long-range strategy for Portescap was developed, the organizational structure was streamlined, and cost reduction opportunities were identified, which management of API believes will improve the outlook for Portescap for the third and fourth quarters of 1997.

                       AMERICAN PRECISION INDUSTRIES INC.

              PRO FORMA COMBINED STATEMENT OF EARNINGS (UNAUDITED)

                       FISCAL YEAR ENDED JANUARY 3, 1997

                                                                                     PRO FORMA (NOTE 3)
                                                              ----------------------------------------------------------------
                                                                US GAAP      ACQUISITION                                 AS
                                                              ADJUSTMENTS    ADJUSTMENTS                    AS        ADJUSTED
                                       API       PORTESCAP     (NOTE 1)       (NOTE 2)       COMBINED    ADJUSTED     COMBINED
                                     --------    ---------    -----------    -----------     --------    --------     --------
NET SALES........................... $116,783     $75,281       $    --        $    --       $192,064     $   --      $192,064
INVESTMENT INCOME...................      327                                                     327                      327
                                     --------     -------       -------        -------       --------     ------      --------
REVENUES............................  117,110      75,281                                     192,391                  192,391
                                     --------     -------       -------        -------       --------     ------      --------
COSTS AND EXPENSES:
  Cost of products sold.............   77,652      49,733          (275)        (1,133)(a)    126,343                  126,343
                                                                                   366 (d)
  Selling and administrative........   26,410      18,260           427           (317)(b)     44,488                   44,488
                                                                                   135 (d)
                                                                                  (427)(c)
  Research and product
    development.....................    1,759       1,918           (28)                        3,649                    3,649
  Goodwill amortization.............                                621            462 (e)        462                      462
                                                                                  (621)(c)
  Other income......................                 (580)                                       (580)                    (580)
  Exchange gains and losses.........                   11                                          11                       11
  Interest and debt expense.........    1,295       1,431                          426 (f)      3,152                    3,152
                                     --------     -------       -------        -------       --------     ------      --------
                                      107,116      70,773           745         (1,109)       177,525                  177,525
                                     --------     -------       -------        -------       --------     ------      --------
EARNINGS BEFORE INCOME TAXES........    9,994       4,508          (745)         1,109         14,866                   14,866
INCOME TAXES........................    3,469       1,468           (37)           555 (g)      6,139                    6,139
                                                                    684
                                     --------     -------       -------        -------       --------     ------      --------
NET EARNINGS........................ $  6,525     $ 3,040       $(1,392)       $   554       $  8,727                 $  8,727
                                     ========     =======       =======        =======       ========     ======      ========
NET EARNINGS PER COMMON SHARE....... $   0.91                                                                         $   1.00
                                     ========                                                                         ========
NET EARNINGS PER COMMON SHARE --
  FULLY DILUTED..................... $   0.86                                                                         $   0.95
                                     ========                                                                         ========
AVERAGE COMMON SHARES OUTSTANDING...    7,190                                                              1,539 (h)     8,729
                                     ========                                                             ======      ========
AVERAGE COMMON SHARES OUTSTANDING --
  FULLY DILUTED.....................    7,605                                                              1,589 (h)     9,194
                                     ========                                                             ======      ========

NOTE 1

The pro forma combined statement of earnings (unaudited) has been prepared to include adjustments to conform to U.S. Generally Accepted Accounting Principles. For the details relating to these adjustments, reference should be made to the "Summary of Differences between International Accounting Standards and United States Generally Accepted Accounting Principles" contained in Note 6 to the Portescap Consolidated Financial Statements for the years ended 31 December 1996 included elsewhere herein.

NOTE 2

The pro forma combined statement of earnings (unaudited) has been prepared to reflect the acquisition of Portescap by API. Pro forma adjustments are made to:

(a) Reflect as a prior period adjustment additional depreciation expense which pertains to years prior to 1996.

(b) Eliminate certain discretionary management fees paid to Inter Scan which do not relate to any specific services provided and therefore do not reflect cost or expense which will be incurred by API or Portescap after the acquisition.

(c) Eliminate the push-down goodwill and depreciation which resulted from the acquisition of Portescap by Inter Scan in 1990. In evaluating the fair value of the Portescap assets, no value was assigned to the goodwill which resulted from the previous acquisition.

(d) Adjust depreciation based on estimated fair value of assets over estimated lives.

(e) Amortize goodwill over 30 years.

(f) Reflect interest expense on funds borrowed for the cash portion of the purchase price. The rate of interest on the debt is variable and a one-eighth of one percent change in the interest rate would have an $8,000 impact on interest expense per annum on a pre-tax basis.

(g) Reflect income taxes on acquisition adjustments.

(h) Reflect the total number of API common shares to be issued to Inter Scan in connection with the acquisition, as follows:

    (A) Shares issued upon conversion of the preferred stock issued to Inter Scan at the closing of the transaction; plus

    (B) Following API shareholder approval of the increase in authorized common and preferred stock, shares issued to Inter Scan after the exchange of the note for preferred stock and upon conversion of that preferred stock.

The pro forma shares outstanding for the fully diluted calculation include warrants to acquire 50,000 shares of API common stock issued to API's investment banker in connection with the Portescap acquisition.

NOTE 3

On January 31, 1997, API Schmidt-Bretten GmbH, a wholly-owned subsidiary of API, acquired all of the shares of Schmidt-Bretten GmbH in a transaction accounted for as a purchase. The unaudited pro forma combined statement of earnings for the year ended January 3, 1997 does not give effect to the acquisition of Schmidt-Bretten GmbH since the acquisition does not meet the "significant subsidiary" criteria test pursuant to Article 11 of Regulation S-X.

                       AMERICAN PRECISION INDUSTRIES INC.

                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)

                                 APRIL 4, 1997

                                                                           PRO FORMA
                               --------------------------------------------------------------------------------------------------
                                                                                                                            AS
                                            U S GAAP     ACQUISITION                                AS         AS        FURTHER
                                           ADJUSTMENTS   ADJUSTMENTS                   AS        ADJUSTED   FURTHER      ADJUSTED
                      API      PORTESCAP    (NOTE 1)      (NOTE 2)       COMBINED   ADJUSTED     COMBINED   ADJUSTED     COMBINED
                    --------   ---------   -----------   -----------     --------   --------     --------   --------     --------
ASSETS
CURRENT ASSETS
 Cash and cash
  equivalents.....  $  1,329    $ 2,507     $      --      $    --        $ 3,836                 $ 3,836                 $ 3,836
 Accounts
  receivable,
  net.............    22,302     11,358                                    33,660                  33,660                  33,660
 Marketable
  securities......                                                             --                      --                      --
 Inventories......    22,685     20,577                     (4,489)(a)     38,773                  38,773                  38,773
 Prepaid
  expenses........     1,476                                                1,476                   1,476                   1,476
 Deferred income
  tax benefit.....     2,094                                                2,094                   2,094                   2,094
                    --------    -------      --------      -------       --------                --------                --------
    TOTAL CURRENT
     ASSETS.......    49,886     34,442            --       (4,489)        79,839                  79,839                  79,839
                    --------    -------      --------      -------       --------                --------                --------
INVESTMENTS.......     3,021                                                3,021                   3,021                   3,021
OTHER ASSETS,
 NET..............    11,991        657          (163)                     12,485                  12,485                  12,485
DEFERRED TAXES....                                916        2,497 (b)      3,413                   3,413                   3,413
GOODWILL
 (PORTESCAP)......                              7,204       (7,204)(c)     13,982                  13,982                  13,982
                                                            13,982 (d)
PROPERTY, PLANT
 AND EQUIPMENT
 Land.............       665        552                      1,585 (e)      2,802                   2,802                   2,802
 Buildings and        14,157      4,445         6,006       (6,006)(f)     20,183                  20,183                  20,183
  improvements....                                           1,581 (e)
 Machinery,
  equipment and
  furniture.......    40,108      5,528                      2,914 (e)     48,550                  48,550                  48,550
 Construction in
  process.........     3,191        745                                     3,936                   3,936                   3,936
                    --------    -------      --------      -------       --------                --------                --------
                      58,121     11,270         6,006           74         75,471                  75,471                  75,471
 Less accumulated
  depreciation....    22,034                                               22,034                  22,034                  22,034
                    --------    -------      --------      -------       --------                --------                --------
NET PROPERTY,
 PLANT AND
 EQUIPMENT........    36,087     11,270         6,006           74         53,437                  53,437                  53,437
                    --------    -------      --------      -------       --------                --------                --------
                    $100,985    $46,369     $  13,963      $ 4,860       $166,177                $166,177                $166,177
                    ========    =======      ========      =======       ========                ========                ========

                       AMERICAN PRECISION INDUSTRIES INC.

                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)

                           APRIL 4, 1997 (CONTINUED)

                                                                           PRO FORMA
                               --------------------------------------------------------------------------------------------------
                                                                                                                            AS
                                            U S GAAP     ACQUISITION                                AS         AS        FURTHER
                                           ADJUSTMENTS   ADJUSTMENTS                   AS        ADJUSTED   FURTHER      ADJUSTED
                      API      PORTESCAP    (NOTE 1)      (NOTE 2)       COMBINED   ADJUSTED     COMBINED   ADJUSTED     COMBINED
                    --------    -------     --------       -------       --------   --------     --------   --------     --------
LIABILITIES AND
SHAREHOLDERS' EQUITY
CURRENT
 LIABILITIES
 Short-term
  borrowings......  $  2,960    $ 9,331     $      --      $    --        $12,291                 $12,291                 $12,291
 Accounts
  payable.........    11,273      2,659                                    13,932                  13,932                  13,932
 Accrued
  compensation and
  payroll taxes...     6,043                                    42 (g)      6,085                   6,085                   6,085
 Other accrued
  expenses........     4,978      6,062                      1,018 (g)     12,058                  12,058                  12,058
 Dividends
  payable.........                                                             --                      --                      --
 Current portion
  of long-term
  obligations.....     1,296                                                1,296                   1,296                   1,296
 Federal and state
  income taxes....       746                                                  746                     746                     746
                    --------    -------      --------      -------       --------                --------                --------
    TOTAL CURRENT
    LIABILITIES...    27,296     18,052            --        1,060         46,408                  46,408                  46,408
                    --------    -------      --------      -------       --------                --------                --------
LONG-TERM
 OBLIGATIONS, less
 current
 portion..........    28,908     10,356                      5,848 (i)     45,112                  45,112                  45,112
DEFERRED INCOME
 TAXES............     1,417                    1,802       (1,802)(h)      4,153                   4,153                   4,153
                                                             2,736 (b)
OTHER NONCURRENT
 LIABILITIES......       679        231           204                       1,114                   1,114                   1,114
EXCHANGEABLE
 NOTE.............                                           5,000 (j)      5,000     (5,000) (i)      --                      --
SERIES A
 CONVERTIBLE
 PREFERRED
 STOCK............                                          21,156 (j)     21,156    (21,156) (i)      --                      --
SHAREHOLDERS'
 EQUITY
 Series B
  convertible
  preferred
  stock...........                                                                    26,156 (i)   26,156    (26,156) (m)      --
 Common Stock par
  value $.66 2/3
  per share:
  Authorized -
   10,000,000
   shares
Issued - 7,697,454
   shares.........     5,131      7,735                     (7,735)(k)      5,131                   5,131      1,026 (m)    6,157
 Additional
 paid-in-capital..    11,270                   28,548      (27,999)(k)     11,819                  11,819     25,130 (m)   36,949
 Retained
  earnings........    29,210      9,762       (16,591)       6,829 (k)     29,210                  29,210                  29,210
 Equity adjustment
  from foreign
  currency
  translation.....       (14)       233                       (233)(k)       (14)                    (14)                    (14)
 Minimum pension
  liability, net
  of tax..........       (74)                                                (74)                    (74)                    (74)
                    --------    -------      --------      -------       --------   --------     --------   --------     --------
                      45,523     17,730        11,957      (29,138)        46,072         --       72,238         --       72,228
 Less cost of
  374,262 treasury
  shares..........     2,838                                                2,838                   2,838                   2,838
                    --------    -------      --------      -------       --------   --------     --------   --------     --------
    TOTAL
     SHAREHOLDERS'
     EQUITY.......    42,685     17,730        11,957      (29,138)        43,234         --       69,390         --       69,390
                    --------    -------      --------      -------       --------   --------     --------   --------     --------
                    $100,985    $46,369     $  13,963      $ 4,860       $166,177   $     --     $166,177   $     --     $166,177
                    ========    =======      ========      =======       ========   ========     ========   ========     ========

---------------

NOTE 1

The pro forma combined balance sheet (unaudited) has been prepared to include adjustments to conform to U.S. Generally Accepted Accounting Principles.

NOTE 2

The pro forma combined balance sheet (unaudited) has been prepared to reflect the acquisition of Portescap by API. Pro forma adjustments are made to:

(a)  Adjust inventory to reflect fair value based on API's product design review and planned product redesign, in particular related to the DC Motor line. The planned redesign effort is expected to place Portescap in a more competitive position in terms of product price and superior performance.
(b) Provide for the deferred taxes associated with certain opening balance sheet assets and liabilities.
(c) Eliminate the push-down goodwill which resulted from the acquisition of Portescap by Inter Scan in 1990. In evaluating the fair value of the Portescap assets, no value was assigned to the goodwill which resulted from the previous acquisition.
(d) Reflect the excess of acquisition cost over the fair value of net assets acquired (goodwill) as a result of the acquisition of Portescap by API.
(e)  Adjust property, plant and equipment to reflect estimated fair market values.
(f) Eliminate the remaining unamortized step-up in value of buildings which resulted from the acquisition of Portescap by Inter Scan in 1990. See also Note 2(c) above.
(g)  Establish certain opening balance sheet liabilities in accordance with
     pronouncement 95-3 of the Emerging Issues Task     Force of the FASB,
     primarily comprised of severance benefits arising from a restructuring plan.
(h)  Eliminate the remaining deferred taxes associated with the adjustment in
     (f) above. See also Note 2(c) above.
(i)  Reflect the debt incurred to cover the cash portion of the purchase price.
(j) Reflect the issuance of 20,000 shares of Series A convertible preferred stock and an exchangeable promissory note upon the closing of the Portescap acquisition.
(k) Eliminate the equity accounts of Portescap as a result of the consolidation with API.
(l) Reflect the exchange of the Series A convertible preferred stock and the note for 1,236,337 shares of Series B convertible preferred stock following the approval of the proposals presented at the Special Meeting of Shareholders.
(m) Reflect the conversion by Inter Scan of 1,236,337 shares of the Series B convertible preferred stock into 1,538,603 shares of common stock.

                       AMERICAN PRECISION INDUSTRIES INC.

              PRO FORMA COMBINED STATEMENT OF EARNINGS (UNAUDITED)

                          QUARTER ENDED APRIL 4, 1997

                                                                                             PRO FORMA
                                                                   --------------------------------------------------------------
                                                                    U S GAAP     ACQUISITION                                AS
                                                                   ADJUSTMENTS   ADJUSTMENTS                   AS        ADJUSTED
                                               API     PORTESCAP    (NOTE 1)      (NOTE 2)       COMBINED   ADJUSTED     COMBINED
                                             -------   ---------   -----------   -----------     --------   --------     --------
Net Sales..................................  $35,843    $14,891      $    --        $  --        $50,734                 $50,734
Investment Income..........................       28                                                  28                      28
                                              ------    -------        -----         ----        -------                  ------
Revenues...................................   35,871     14,891                                   50,762                  50,762
                                              ------    -------        -----         ----        -------                  ------
Costs and Expenses:
  Cost of products sold....................   24,518     11,347                        89 (a)     35,954                  35,954
  Selling and administrative...............    7,347      4,883          215         (222)(b)     12,221                  12,221
                                                                                       24 (a)
                                                                                      (26)(c)
  Research and product development.........      703        436                                    1,139                   1,139
  Goodwill amortization....................                                           117 (d)        117                     117
  Other income.............................                 (40)                                     (40)                    (40)
  Exchange gains and losses................                 (95)                                     (95)                    (95)
  Interest and debt expense................      458        375                        96 (e)        929                     929
                                              ------    -------        -----         ----        -------                  ------
                                              33,026     16,906          215           78         50,225                  50,225
                                              ------    -------        -----         ----        -------                  ------
Earnings before Income Taxes...............    2,845     (2,015)        (215)         (78)           537                     537
Income Taxes...............................      960        295           90          (27)(f)      1,283                   1,283
                                                                                      (35)(f)
                                              ------    -------        -----         ----        -------                  ------
Net Earnings...............................  $ 1,885    $(2,310)     $  (305)       $ (16)       $  (746)                $  (746)
                                              ======    =======        =====         ====        =======                  ======
Net Earnings per Common Share..............  $  0.26                                                                     $ (0.08)
                                              ======                                                                      ======
Net Earnings per Common Share -- Fully
  Diluted..................................  $  0.25                                                                     $ (0.08)
                                              ======                                                                      ======
Average Common Shares Outstanding..........    7,316                                                          1,539 (g)    8,855
                                              ======                                                          =====       ======
Average Common Shares Outstanding -- Fully
  Diluted..................................    7,692                                                          1,589 (g)    9,281
                                              ======                                                          =====       ======

---------------

NOTE 1

The pro forma combined statement of earnings (unaudited) has been prepared to include adjustments to conform to U.S. Generally Accepted Accounting Principles.

NOTE 2

The pro forma combined statement of earnings (unaudited) has been prepared to reflect the acquisition of Portescap by API. Pro forma adjustments are made to:

(a) Adjust depreciation based on estimated fair value of assets over estimated lives.

(b) Eliminate amortization of goodwill on step-up in value of assets which resulted from the acquisition of Portescap by Inter Scan. In evaluating the fair value of the Portescap assets, no value was assigned to the goodwill which resulted from the previous acquisition.

(c) Eliminate certain discretionary management fees paid to Inter Scan which do not relate to any specific services provided and therefore do not reflect cost or expense which will be incurred by API or Portescap after the acquisition.

(d) Amortize goodwill over 30 years.

(e) Reflect interest expense on funds borrowed for the cash portion of the purchase price. The rate of interest on the debt is variable and a one-eighth of one percent change in the interest rate would have a $7,000 impact on interest expense per annum on a pre-tax basis.

(f) Reflect income taxes on acquisition adjustments.

(g) Reflect the total number of API common shares to be issued to Inter Scan in connection with the acquisition, as follows:

   (A) Shares issued upon conversion of the preferred stock issued to Inter Scan at the closing of the transaction; plus

   (B) Following API shareholder approval of the increase in authorized common and preferred stock, shares issued to Inter Scan after the exchange of the note for preferred stock and upon conversion of that preferred stock.

  The pro forma shares outstanding for the fully diluted calculation include warrants to acquire 50,000 shares of API common stock issued to API's investment banker in connection with the Portescap acquisition.